CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Thaxton Investment Corporation
Lancaster, South Carolina


         We consent to the use in Form 8-K of The Thaxton Group, Inc. of our report dated March 19, 1999 relating to the consolidated financial statements of FirstPlus Consumer Finance, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the two years then ended.

                                            /s/ Elliott, Davis & Company, L.L.P.


Greenville, South Carolina
November 12, 1999